                                                                     EXHIBIT 2.2

                               ARTICLES OF MERGER
                                       OF
                    BLUDWORTH SHIPYARD AND FABRICATION, INC.
                                      INTO
                        NEWPARK MARINE FABRICATORS, INC.


         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, Newpark Marine Fabricators, Inc. (the "Corporation"), a business corporation organized under the laws of the State of Texas, and owning all of the outstanding shares of Bludworth Shipyard and Fabrication, Inc., a business corporation organized under the laws of the State of Texas, hereby execute the following articles of merger.

         1. On July 29, 1998, the Shareholders and Directors of Newpark Marine Fabricators, Inc. adopted a unanimous written consent authorizing the merger of Bludworth Shipyard and Fabrication, Inc. into Newpark Marine Fabricators, Inc., the surviving corporation, as follows:

         RESOLVED, that all of the shareholders and all of the directors of the Corporation deem it advisable and in the best interest of the Corporation that Bludworth Shipyard and Fabrication, Inc., a Texas Corporation, be merged with and into the Corporation, pursuant to the Texas Business Corporation Act.

         RESOLVED, that the form, terms and provisions of the proposed Articles of Merger by and between the Corporation and Bludworth Shipyard and Fabrication, Inc., a Texas corporation, a copy of which has been presented to the Board of Directors of the Corporation, providing, among other things, for the merger of Bludworth Shipyard and Fabrication, Inc., a Texas corporation, into the Corporation pursuant to which the Corporation shall be the surviving corporation existing under the laws of the State of Texas be, and it hereby is, in all respects, approved and adopted and that the officers of the Corporation, be, and are hereby, authorized and directed in the name and on behalf of the Corporation to cause such Articles of Merger substantially in the form thereof to be executed and delivered as required by the laws of the State of Texas.

         RESOLVED, that the officers of the Corporation be, and are hereby authorized and directed, on behalf of the Corporation, to cause the Articles of Merger to be executed, acknowledged, filed and recorded with the Secretary of State of Texas and to cause any other acts which may be necessary or proper in order to carry into effect the intent and purpose of the foregoing resolutions to be done in order to enable the Corporation to perform its obligations under the Articles of Merger.

                 BE IT FURTHER RESOLVED, that any and all actions previously taken by the Board of Directors or the officers of the Corporation in connection with the merger of Bludworth Shipyard and Fabrication, Inc., a Texas corporation, with and into the Corporation, be and hereby are ratified, adopted and approved.

         2. The total number and percentage of outstanding shares of Bludworth Shipyard and Fabrication, Inc., the subsidiary corporation and the number and percentage of shares owned by Newpark Marine Fabricators, Inc. the parent corporation is:

                     NUMBER AND PERCENTAGE OF              NUMBER AND PERCENTAGE OF
CLASS                SHARES OUTSTANDING                    SHARES OWNED BY PARENT
---------            ---------------------------           -------------------------
Common Stock,        100 (100%)                            100 (100%)
no par value


         3. The surviving corporation Newpark Marine Fabricators, Inc. will be responsible for the payment of all fees and franchise taxes of the merged corporation(s) and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

Dated:  July 29, 1998                   NEWPARK MARINE FABRICATORS, INC.



                                        By:    /s/ SAMUEL F. EAKIN
                                            -----------------------------------
                                                 SAMUEL F. EAKIN
                                                 Chairman and Chief Executive
                                                 Officer





                                       2